Exhibit 99.4

SolarCity

Power forever.

IMPORTANT SPECIAL STOCKHOLDER MEETING INFORMATION

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DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Admission Ticket

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., PST, on [TBD], 2016.

Vote by Internet

- Go to **www.envisionreports.com/SCTY**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Special Stockholder Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A **Proposals — The Board recommends a vote FOR Proposals 1 and 2.**

	For	Against	Abstain
1. A proposal to adopt the Agreement and Plan of Merger, dated as of July 31, 2016 (as it may be amended from time to time, the "Merger Agreement"), among Tesla Motors, Inc. ("Tesla"), SolarCity Corporation ("SolarCity"), and D Subsidiary, Inc., a wholly owned subsidiary of Tesla ("Merger Sub"), pursuant to which Merger Sub will merge with and into SolarCity (the "Merger"), with SolarCity surviving the Merger as a wholly owned subsidiary of Tesla, and to approve the transactions contemplated by the Merger Agreement, including the Merger and the conversion of each outstanding share of common stock of SolarCity, par value \$0.0001 per share (the "SolarCity Common Stock"), into the right to receive 0.110 shares of Tesla common stock, par value \$0.001 per share (the "Tesla Common Stock"), with cash paid in lieu of fractional shares (the "SolarCity Merger Proposal").	☐	☐	☐
2. A proposal to adjourn the special meeting of SolarCity stockholders, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the SolarCity Merger Proposal (the "SolarCity Adjournment Proposal").	☐	☐	☐

NOTE: If any other matters are properly presented at the special meeting or any adjournment or postponement thereof for consideration, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.

B **Non-Voting Items**

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. ☐

C **Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Special Stockholder Meeting Admission Ticket Special Meeting of SolarCity Corporation Stockholders [TBD], 2016 at [TBD] Pacific Time [TBD] [TBD] [TBD] Upon arrival, please present this admission ticket and photo identification at the registration desk. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — SolarCity Corporation Notice of Special Meeting of Stockholders [TBD] [TBD] [TBD] Proxy Solicited by Board of Directors for Special Meeting — [TBD], 2016 Lyndon Rive and Seth Weissman, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of SolarCity Corporation to be held on [TBD], 2016 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 and 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted upon appear on reverse side.)